                                                                   EXHIBIT 10.29

   PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND ARE SUBJECT TO A REQUEST
         FOR CONFIDENTIAL TREATMENT.  OMITTED PORTIONS OF THE EXHIBIT
                HAVE BEEN FILED SEPARATELY WITH THE COMISSION.

                       MCI SPECIAL CUSTOMER ARRANGEMENT



        THIS MCI SPECIAL CUSTOMER ARRANGEMENT (the "Agreement") is Made and entered into as of the dates set forth below by and between MCI Telecommunications Corporation ("MCI") and Home Shopping Network, Inc. ("Customer"), effective as of (i) the first day of the first full month after the tariff governing the offering under this Agreement becomes effective; (ii) the first day of the month if the tariff effective date is the same date; or
(iii) in the event that MCI determines that applicable law does not require the filing of a specific tariff implementing this Agreement, such earlier date as the parties may agree but in no event any date before the date of execution and delivery of this Agreement by Customer to MCI (such date is hereinafter referred to as the "Effective Date").

                                 WITNESSETH:

        WHEREAS, Customer is desirous of receiving telecommunications services from MCI and MCI is desirous of providing said services to Customer, pursuant to the terms and conditions more particularly described herein;

        NOW, THEREFORE, for and in consideration of the premises, the terms and conditions herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, MCI and Customer hereby agree as follows:

1. DEFINITIONS CONTAINED IN MCI TARIFF FCC NO. 1.

   All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the MCI Tariff FCC No. 1 ("Tariff") on file with the Federal Communications Commission ("FCC").

2. DEFINITION OF BASE RATES.

   "Base Rates" shall mean rates and discounts for which Customer qualifies under the Tariff for services described in the Tariff, or if not in the Tariff, in standard price lists, all calculated without application of the discounts provided by this Agreement; provided, however, that: (i) the Base Rates for private line services subject to Network Pricing Plans ("NPP") shall be the month to month rates under the Tariff after application of applicable discounts provided under the Tariff; (ii) the Base Rates for interstate Vnet service shall b determined by dividing the applicable "Vnet
   Rate" (as hereinafter defined) by   *   and (iii) the Base Rates for
   interstate 800 service shall be determined by dividing the applicable "800
   Rate" (as hereinafter defined) by   *   .

3. SERVICE PROVISIONING AND RECEIPT.

   MCI will provide to Customer, and Customer will receive from MCI, interstate and international telecommunications service(s) provided pursuant to the Tariff, MCI Tariff FCC No. 8, WUI Tariff FCC No. 27, and any other interstate and international tariff of MCI and its affiliates, each as supplemented by this Agreement, and intrastate telecommunications services provided pursuant to MCI's state tariffs governing such


                               MCI CONFIDENTIAL

   * The omitted information is subject to a confidential treatment request and has been filed separately with the Commission.

   services, This Agreement incorporates by reference the terms of each such tariff. MCI may modify its tariffs from time to time in accordance with law and thereby affect the service(s) furnished Customer.

   In the event tariff revisions that may be required to implement the terms of this Agreement are suspended or rejected, then either party may elect to terminate this Agreement without liability on thirty (30) days' written notice given not later than thirty (30) days after the event giving rise to the termination right.

   MCI will use its best efforts to maintain its tariffs in a manner consistent with the terms of this Agreement. In the event that MCI revises any tariff in a manner inconsistent in any material respect with the provisions of this Agreement and MCI does not effect revisions that remedy such inconsistency within thirty (30) days after receipt of written notice from Customer, then Customer may, as its sole remedy, elect to terminate this Agreement without liability on thirty (30) days'written notice given not later than thirty (30) days after the event giving rise to the termination right.

   This Agreement is a Specialized Customer Arrangement as such term is defined in Section B-17.03 of the Tariff and the services hereunder are being provided to Customer pursuant to the provisions of the Tariff applicable to such arrangements.

4. MINIMUM CHARGES.

         (A) As used herein "Monthly Minimum" shall mean Eight Hundred Thousand Dollars ($800,000) per month, and "Quarterly Minimum" shall mean Three Million One Hundred Fifty Thousand Dollars ($3,150,000) per calendar quarter (collectively referred to as "Minimum Amount"). MCI calculates the Monthly Minimum and the Quarterly Minimum by adding recurring and usage charges at Base Rates for all common carrier service furnished to Customer by MCI, but excluding the following items: (i) taxes and tax related surcharges; (ii) charges for any enhanced services, including MCI Mail, MCI Fax, and Global Communications Services; (iii) charges for equipment and collocation; (iv) charges incurred where MCI or an MCI affiliate acts as agent for Customer in the acquisition of goods or services; and (v) charges incurred by third parties using pay phones or room phones controlled by Customer. However, charges for service furnished by MCI affiliates shall not be eligible for the rates or discounts provided in this Agreement. MCI affiliates are Telecom*USA, Inc., Western Union International, MCI International, Inc. and MCI/OTI Corporation.


         (B) In order to be entitled to the rates and discounts provided by this Agreement, Customer must use not less than the Monthly Minimum of MCI services described in this Agreement, calculated at Base Rates, during each MCI monthly billing period of the "Service Term" (as hereinafter defined).


                               MCI CONFIDENTIAL


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                                                                 Page 3 of 14

         (C) If Customer's use of such services during any month of the Service Term results in charges at Base Rates of less than the Monthly Minimum, Customer will pay: (1) Customer's actual amount of usage and other charges calculated at Base Rates; plus (2) an underutilization charge (which Customer agrees is reasonable) equal to twenty five percent (25%) of the difference between the Monthly Minimum and the combined actual amount of usage and other charges calculated at Base Rates.

         (D) If Customer's use of such services during any calendar quarter of the Service Term results in charges at Base
                  Rates of less than the Quarterly Minimum, Customer will pay:
                  (i) Customer's actual amount of usage and other charges calculated at Base Rates for the calendar quarter; plus (ii) an underutilization charge (which Customer agrees is reasonable) equal to twenty five percent (25%) of the difference between the Quarterly Minimum and the combined actual amount of usage and other charges calculated at Base Rates; minus (iii) an amount equal to any underutilization charges paid by Customer pursuant to Section 4(C) for failing to satisfy the Monthly Minimum in any month of the calendar quarter.

5.       RATES AND DISCOUNTS FOR MCI SERVICES.

         If the Minimum Amount is satisfied in any given month of the Service Term, Customer will receive the rates and discounts set forth below during such month:

         (A)    VNET SERVICE, INCLUDING VNET CARD.

                (i)  For domestic intrastate services, Customer shall pay
                standard tariffed rates less the   *    discount associated
                with Network Savings Plan Option 4,   *

                (ii) For domestic interstate services, Customer will receive the following fixed rates per minute depending on mileage band, time of day, length of call, and traffic type:



                               MCI CONFIDENTIAL

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                                                                Page 4 of 14


a.       Dedicated/Dedicated

                    Day                              Evening/Night/Weekend

                         Each Additional                     Each Additional
Mileage    First 18      Increment of          First 18        Increment of
 Band      Seconds       6 Seconds or Less      Seconds      6 Seconds or Less
 ----      --------      -----------------     ----------    -----------------
  *           *                 *                  *                *



b.       Dedicated/Switched
         Switched/Dedicated


                    Day                              Evening/Night/Weekend

                         Each Additional                     Each Additional
Mileage    First 18      Increment of          First 18      Increment of
 Band      Seconds       6 Seconds or Less     Seconds       6 Seconds or Less
 ----      --------      -----------------     ----------    -----------------
  *           *                 *                  *                *



 c. Switched/Switched

                    Day                              Evening/Night/Weekend

                         Each Additional                     Each Additional
Mileage    First 18      Increment of          First 18      Increment of
 Band      Seconds       6 Seconds or Less     Secondss      6 Seconds or Less
 ----      --------      -----------------     ----------    -----------------
  *           *                 *                  *                *



                               MCI CONFIDENTIAL

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                                                                 Page 5 of 14


         (iii) The above referenced rates and discounts shall not apply to pass-through access/egress (or related) charges imposed by third parties (such as local exchange carriers); access or egress charges for Vnet Service, any non-recurring charge imposed in the Tariff, charges for intrastate and international service, charges for directory assistance, taxes and surcharges.


(B)      MCI 800.

        (i) For domestic intrastate services, Customer shall pay
        standard  tariffed rates less the discounts associated with the
        MCI     *      which discounts are currently     *     for Dedicated
        Access Line ("DAL") and     *     Common  Business Line ("CBL").
        After application of the VIP Option discounts, the MCI Multi-Option Discount shall be applied to Customer's monthly usage charges.

        (ii) For domestic interstate services, Customer will receive the following fixed, non-distance sensitive, postalized rates per minute depending on call type and time of day:


                                                         Night/
                          Day           Evening         Weekend
                          ---           -------         -------
               CBL        $ *           $. *            $  *
               DAL        $ *           $. *            $  *



         (iii) MCI agrees to waive each month the following feature charges sociated with specific MCI 800 Service number not to exceed
             *     per month:


              Tailored Call Coverage (Section C-3.0881 of the Tariff), Point of Call Routing (Section C-3.0882 of the Tariff), Day of Week Routing (Section C-3.0883 of the Tariff), Holiday Routing (Section C-3.0884 of the Tariff), Time Internal Routing (Section C-3. 0885 of the Tariff), Percentage Allocation Routing (Section C-3.0886 of the Tariff) and Alternate Routing (Section C-3.0887 of the Tariff).


         (iv) For international MCI 800 service calls that originate in Canada and terminate to a Customer location in the continental United States, Customer will receive the following fixed, non-distance sensitive, postalized rates per minute depending on call type and time of day:



                                                        Night/
                         Day           Evening          Weekend
                         ----          -------          -------
               CBL       $ *           $. *               $ *
               DAL       $ *           $. *               $ *



                               MCI CONFIDENTIAL

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                                                                 Page 6 of 14


         (v) The above referenced rates and discounts shall apply to usage and recurring charges, but shall not apply to pass through access/egress (or related) charges imposed by third parties (such as LECs), any non-recurring charge imposed in the Tariff, charges for intrastate and international service, charges for directory assistance, taxes and surcharges.


(C)      MCI 900 SERVICE.

         (i) For MCI 900 Service, provided that Customer's usage of
         MCI's 900 Service in a given month of the Service Term is less than
             *    minutes, Customer shall pay   *   tariffed rates plus any
         applicable tariff surcharges less: (i) the    *    tariff discount,
         which is    *    (ii) after   *    discount.

         (ii) In the event that Customer's usage of MCI's 900 Service in an
         given month of the Service Term is    *   minutes, Customer shall pay a
         fixed, postalized rate per minute of   *    for MCI 900 Service.

(D)      PRIVATE LINE DISCOUNTS.

         For private line services, Customer shall be entitled to the benefit of the NPP discounts for Dedicated Lease Line Services
         associated with   *    specified in the Tariff, which discounts will
         remain fixed during the "Initial Term" (as hereinafter defined) and
                    are    *    for DDS service,      *      for T-1 service,
                    for fractional T-1 service and    *    for T-3 service.
         Services provided with           such NPP discount shall not be
         subject to separate minimum revenue and term requirements, notwithstanding the Tariff.

(E)      VNET INTERNATIONAL TERM PLAN.

         Customer subscribes to the Vnet International Term Plan ("ITP")
         under Section C 3.091918 of the Tariff and shall receive a   *
         discount on International Direct Distance Dial ("IDDD") services thereunder, after application of the standard tariffed discount on IDDD services.

(F)      FORUM CONFERENCE CALLING SERVICE.

         The rates applicable to Customer for Intercity Facilities Usage charges pursuant to Section C-3.17211 of the Tariff for calls which both originate and terminate in the U.S. mainland, Alaska, Hawaii,
         Puerto Rico or U.S. Virgin Islands shall be $   *    per minute per
         bridge port for attended calls. The per call and per leg charges set forth in the Tariff shall not apply to Customer. Forum service shall


                               MCI CONFIDENTIAL
         not be subject to any other discounts, whether set forth in this Agreement or in the Tariff.

(G)      ACCESS COORDINATION AND CENTRAL OFFICE CONNECTION.

         For each T-1 utilized by Customer, Customer shall pay   *    Central
         Office Connection ("COC") and    *    Access Coordination,
         which charges shall remain fixed during the Initial Term hereof.

(H)      800 TRAFFICVIEW.

         Customer will receive a discount of     *    off the standard
         tariffed rates for the TrafficView product.

(I)      800 MULTIMANAGER.

         Customer will receive a discount of    *     off the standard tariffed
                 rates for the 800 MultiManager product and MCI agrees to waive all installation charges associated with said product.

(J)      D-CHANNEL SERVICE DISCOUNT.

         During any month of the Initial Term in which Customer meets the Minimum Amount and Customer's combined monthly MCI T-1 access COC charges and MCI Integrated Services Digital Network ("ISDN") D-Channel
         surcharge     *     Customer shall receive a     *    discount
         in such month off the surcharges associated with the monthly recurring charges for MCI ISDN D-Channel service.

(K)      800 ECR FEATURES.

         Customer will receive discounts on the Enhanced Call Router
         ("ECR") feature usage charges for "ECR Menu Routing" (Tariff Section C-3.088151) and "Takeback and Transfer" (Tariff Section C-3.0881570) in accordance with the following schedule based on the percentage of ECR calls in that month which utilize the ECR features:


                               MCI CONFIDENTIAL

        Percentage of ECR Calls in                  be applied to Monthly
        Month Utilizing Feature                     Usage Charges for Feature
        -----------------------                     -------------------------


         Less than or equal to 25%                              *

         Greater than 25%
         but less than or equal to 50%                          *

         Greater than 50%
         but less than or equal to 75%                          *

         Greater than 75%                                       *

6. Exclusivity.

          (A) Customer agrees it shall use MCI exclusively as its interexchange carrier ("IXC") during the Service Term hereof for all IXC services, including, without limitation, virtual network services, 800 services, data services and international services, at all times during the Service Term during which MCI is technically able to offer "Intelligent Call Routing", "Customer Provided Service Control Point" and "Call Transfer Capability" (as such terms are defined on Schedule 1 attached hereto and incorporated herein by this reference) to Customer. During periods of the service Term in which MCI is not technically able to offer Intelligent Call Routing, Customer Provided Service Control Point and Call Transfer Capability, Customer agrees it shall use MCI exclusively for all its IXC services, including, without limitation, virtual network services, data services, international services and all 800 services which do not require Intelligent Call Routing, Customer Provided Service Control or Call Transfer Capability. For definitional purposes of this Agreement only, Customer shall mean Customer and all majority-owned subsidiaries. Exclusivity
               shall mean not less than   *   of all IXC traffic, based on a
               dollar volume.

          (B) After the Effective Date of this Agreement, but not more than once annually, upon significant changes in Customer's traffic patterns or upon a public statement by Customer (including advertisements) indicating a significant migration of traffic, MCI may request, and Customer shall provide to MCI in writing, Customer records, data and invoices pertaining to its to its total IXC service usage for the most recent twelve (12) month period preceding the request. MCI may review this information for the sole purpose of determining Customer's compliance with the exclusivity covenant set forth in Section 6(A) above.

7. INSTALLATION CREDIT.

   Provided that Customer achieves the Minimum Amount throughout the
   Initial Term, Customer shall receive a credit of up to    *

                               MCI CONFIDENTIAL

    * for the one-time installation and other one-time non-recurring charges associated with the implementation of MCI service under this Agreement. Such credits will be issued from time to time throughout the Initial Term as MCI services are installed.

8. PAYMENT.

   Customer shall pay MCI for service(s) within twenty-five (25) days of Customer's receipt of MCI's detailed invoice. If Customer should default in any payment required hereunder on the date when due, the outstanding balance shall bear simple interest at the rate of fifteen (15%) per annum, until paid in full.

9. PROVISIONS FOR SERVICE INTERRUPTIONS.

   (A)  CREDIT ALLOWANCE FOR SERVICE INTERRUPTIONS.

        Customer shall be entitled to Credit Allowances for Service Interruptions in accordance with Section B.15 of the Tariff. A
        Service Interruption begins when Customer reports the interruption to MCI and releases the "Service Element" (as hereinafter defined) for testing and repair and ends when MCI retenders the Service Element to Customer in good working condition. For the purpose of determining the Quarterly Minimum and the Monthly Minimum only, MCI will not reduce monthly charges by the amount of Credit Allowances applied. For purposes of this Agreement, "Service Element" refers to the specific MCI service affected at the specific geographic Customer location affected.


   (B)  PARTIAL DISCONTINUANCE WITHOUT LIABILITY.

        Customer may discontinue receipt of service on a Service Element at any time without liability except as otherwise expressly provided for in the Tariff or this Agreement (an example of such a provision might be where a private line installation charge is waived but is to be assessed if the line is not in place for a minimum period). If Customer discontinues receipt of service on a Service Element having chronic Service Interruptions and does not take substitute service from MCI, the Minimum Amount for purposes of assessing underutilization charges shall be reduced by the average monthly charges for the discontinued Service Element measured over the last three (3) billing months prior to discontinuation. A Service Element with chronic Service Interruptions is one on which there have been three or more Service Interruptions, each consisting of thirty (30) or more minutes, totaling twenty-four (24) or more hours within three (3) consecutive calendar months.

                               MCI CONFIDENTIAL

10. TERM AND TERMINATION.

         (A)     INITIAL TERM.

                 The initial term (the "Initial Term") shall begin on the Effective Date and end upon the completion of thirty six
                 (36) months thereafter.

         (B)     ADDITIONAL TERM.

                 The service term hereof (the "Service Term") shall include the Initial Term and shall continue on a month-to-month basis thereafter until either party provides the other with at least ninety (90) days prior written notice of its intent to terminate this Agreement. Nothing in this Agreement shall modify or be deemed to modify MCI's right to terminate service(s) as provided for in Section B-11.01 of the Tariff or in any other MCI tariff.

         (C)     TERMINATION OF AGREEMENT.

                 After termination of this Agreement, service received by Customer shall be subject to the terms and conditions, including rates, of MCI's filed and effective tariffs.

11. TERMINATION LIABILITY.

    If Customer terminates this Agreement during the Initial Term, for reasons other than for "Cause" (as hereinafter defined) or to take service under another arrangement with MCI having equal or greater term and volume requirements, Customer will pay within thirty (30) days after such
    termination: (i) a    *    that would have been applicable for the
    remaining unexpired portion of the Initial Term; and (ii) the Interstate 800 Credit in full, without setoff or deduction. As used herein, "Cause" shall mean a failure of MCI to perform a material obligation under this Agreement which failure is not remedied by MCI within thirty (30) days after receipt of written notice.

12. REPRESENTATION AND WARRANTY.

    Customer represents and warrants that it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder and that the execution, delivery and performance by Customer of this Agreement will not conflict with, result in the breach of or constitute a default under any contract, agreement or other document of whatever kind or nature to which Customer is a party or by which Customer may be bound or affected.

                               MCI CONFIDENTIAL

                                                                Page 11 of 14
13. NONDISCLOSURE.

    Customer shall not disclose to any third party (excluding attorneys and accountants retained by Customer, who shall be deemed agents of Customer under the provisions of this Section) during the Service Term or during the three-year period after termination of this Agreement any of the material terms and conditions set forth in this Agreement (including but not limited to price-related terms), unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any legal proceeding establishing rights and obligations under this Agreement, or unless Customer obtains MCI's written consent which shall not be unreasonably withheld prior to such disclosure. Customer agrees to use its best efforts to ensure the continued confidentiality of such information and all proprietary information known, disclosed, or made available to it, or any of its employees or agents as a result of this agreement or its relationship with MCI. Customer further agrees to cooperate with MCI's reasonable confidentiality and other requirements which may be established from time to time, and immediately notify MCI of any unauthorized disclosure or use of such confidential information of which customer becomes aware. MCI reserves the right, as its sole remedy, to terminate this Agreement immediately upon delivering written notice to Customer if there has been any unpermitted third party disclosure hereunder.

14. OVERLAPPING DISCOUNTS.

    If MCI amends the Tariff to provide a discount applicable to combined usage of services (as opposed to a discount on any individual service) that is similar in nature but not necessary similar in amount to that provided in this Agreement, Customer may elect either to receive the benefit of such discount or continue to receive the discount provided hereunder, but shall not be entitled to receive the benefit of both discounts.

    The discounts provided for herein are in lieu of, not in addition to, any discounts or commissions to which Customer is or would otherwise be entitled to receive by application of Tariff discounts applicable to Qualified Commercial Affinity Group members, Qualified Industry Affinity Group members, Qualified Residential Affinity Group members (all as the same are defined in the Tariff), and recipients of discounts or commissions under these or any other similar or related programs (e.g. NASD, IVANS, etc.).

15. NOTICE.

    All notices, requests, or other communications (excluding invoices) hereunder shall be in writing and hand delivered or addressed and sent by certified or registered mall, Postage prepaid and return receipt requested to the parties as follows:


                               MCI CONFIDENTIAL

     If to MCI:                   MCI Telecommunications Corporation
                                  6 Concourse Parkway
                                  Atlanta, Georgia 30329
                                  Attn: Vice President
                                        National Accounts

     with a copy to:              MCI Telecommunications Corporation
                                  5 International Drive
                                  Rye Brook, New York 10573
                                  Attn: Director, Legal Affairs

     If to Customer:              Home Shopping Network, Inc.
                                  P.O. Box 9090
                                  Clearwater, Florida 33606-9090
                                  Attn: Executive Vice President, MIS

     with a copy to:              Home Shopping Network, Inc.
                                  P.O. Box 9090
                                  Clearwater, Florida 33606-9090
                                  Attn: General Counsel



If either party wishes to alter the recipient or address to which communications to it are sent, it may do so by providing the name of the new recipient or a new address, in writing, to the other party. All notices, requests or other communications addressed in accordance with this Agreement shall be effective when received if delivered by mail or if personally delivered, the date on which delivery is made.

16. GOVERNING LAW/ARBITRATION.

    Customer acknowledges and agrees that MCI, in conducting its business in the manner set forth herein, is subject to the Communications Act of 1934, as amended and as interpreted and applied by the FCC. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof. MCI and Customer hereby stipulate and agree that any and all disputes between the parties arising out of or relating to this Agreement, except those disputes as may be preempted by the original jurisdiction afforded the Federal Communications Commission, shall be submitted for resolution by arbitration before a single arbitrator in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect. Such arbitration shall be held at an office of the American Arbitration Association in New York, New York. To the fullest extentpermitted by law, the parties irrevocably submit to the jurisdiction of the arbitrator, waive any objection to the venue of the arbitration, and enforced in any court of competent jurisdiction. The arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, applicable MCI Tariffs and substantive law. In particular and without limiting the generality of the

                               MCI CONFIDENTIAL
    foregoing, if this Agreement or applicable MCI tariffs limit the relief available to one or both parties (e.g., by prohibiting awards of incidental or consequential damages or otherwise limits the liability of any party in any respect), then the arbitrator shall have no power or authority to make any award that provides for any such relief. In addition, the arbitrator shall have no power or authority to make any award that provides for any element of punitive or exemplary damages. MCI and Customer hereby further stipulate and agree that each party to such arbitration proceedings shall pay its own costs of participating in the arbitration, and that the losing party shall pay the fees and expenses of the arbitrator. Notwithstanding the foregoing, both parties shall have the right to seek and obtain from any court of competent jurisdiction any equitable or provisional relief or remedy enforcing any right it may have in connection with this Agreement or applicable MCI tariffs. No such judicial action permitted by the foregoing sentence shall waive or limit either parties right to adjudicate the merits of the dispute by arbitration.

17. COMPLETE AGREEMENT; AMENDMENTS.

    This Agreement, together with the Tariff, is the complete agreement of the parties concerning its subject matter and supersedes all other prior agreements and representations, oral or in writing, concerning its subject matter, including, without limitation, that certain Agreement for Telecommunications Services dated March 26, 1991, as amended by that certain Amendment dated March 30, 1992. Any amendments (except amendments of the Tariff) must be in writing and signed by both parties to this Agreement. No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by the party making the waiver. No waiver shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, and no waiver shall be deemed, or shall constitute, a continuing waiver.

    All sections and subsections of this Agreement are severable and the unenforceability or invalidity of any of the sections or subsections of this Agreement shall not, unless Customer is deprived of an economic benefit hereunder as a result of such unenforceability or invalidity, affect the validity or enforceability of the remaining sections or subsections of this Agreement, but such remaining sections or subsections will be interpreted or construed in such a manner as to carry out fully the intention of the parties. In the event the unenforceability or invalidity of any of the sections or subsections of this Agreement deprive the Customer of an economic benefit hereunder, the Customer may elect to terminate this Agreement without liability on thirty (30) days' written notice.

18. SUCCESSORS AND ASSIGNS.

    This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto, as provided below. Neither this Agreement, nor any rights or obligations of Customer herein shall be transferable or assignable by Customer without MCI's prior written consent and any attempted transfer or assignment hereof by Customer not in accordance herewith shall be null and void.



                               MCI CONFIDENTIAL

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the dates set forth below, effective as of the Effective Date.

MCI TELECOMMUNICATIONS CORPORATION

By:  A. B.

Name:  Alan B.

Title:  Vice President

Date:  12/29/93


HOME SHOPPING NETWORK, INC.

By:  Stella L. Tavilla

Name:  Stella L. Tavilla

Title:  EVP - MIS

Date:  11/11/93





                               MCI CONFIDENTIAL

                                  SCHEDULE 1

"Intelligent Call Routing" shall mean database intelligent
(origination, termination or both) call routing that incorporates load balancing between call centers (automatic call distribution sites) with a caller recognition routing feature for call by call routing and other industry standard peripheral features.

"Customer Provided Service Control Point" shall mean a gateway to the MCI data access point to serve as an external interface to MCI for database routing and intelligence. The specifications for such interface are to be provided to Customer by MCI.

"Call Transfer Capability" shall mean the ability for Customer provided equipment to send an MCI specified protocol to the MCI network for purposes of transferring an originating call to a second destination, which ability includes network management features.





                          MCI CONFIDENTIAL